Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rules 13a-14(b) and 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, George Scangos, Ph.D., President, Chief Executive Officer and Director of Vir Biotechnology, Inc. (the “Company”), and Howard Horn, Executive Vice President, Chief Financial Officer and Secretary of the Company, each hereby certifies that, to the best of his knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 3rd day of November 2022.

/s/ George Scangos	/s/ Howard Horn
George Scangos, Ph.D.	Howard Horn
President, Chief Executive Officer and Director	Executive Vice President, Chief Financial Officer and Secretary
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

This certification accompanies the Form 10-Q to which it relates and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Vir Biotechnology, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.